Exhibit 1.1

Oaktree Specialty Lending Corporation

$300,000,000 Aggregate Principal Amount of Notes due 2029

Underwriting Agreement

August 8, 2023

BofA Securities, Inc.

J.P. Morgan Securities LLC

RBC Capital Markets, LLC

SMBC Nikko Securities America, Inc.

c/o	BofA Securities, Inc.

One Bryant Park

NY1-100-11-07

New York, New York 10036

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, New York 10281

SMBC Nikko Securities America, Inc.

277 Park Avenue

New York, New York 10172

As representatives (the “Representatives”) of the

Underwriter(s) named in Schedule I hereto

Ladies and Gentlemen:

Oaktree Specialty Lending Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) $300,000,000 aggregate principal amount of the Company’s 7.100% notes due 2029 (the “Securities”).

The Securities will be issued under an indenture dated as of April 30, 2012 (the “Base Indenture”), as supplemented by the Seventh Supplemental Indenture to be dated as of August 15, 2023 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). The Securities will be issued to Cede & Co., as nominee of the Depository Trust Company (“DTC”) pursuant to a blanket letter of representations (the “DTC Agreement”), between the Company and DTC. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

On January 2, 2008, Form N-54A Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 (File No. 814-00755) (the “Notification of Election”) was filed with the Securities and Exchange Commission (the “Commission”) under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Investment Company Act”), pursuant to which the Company elected to be treated as a business development company (“BDC”).

The Company has entered into a second amended and restated investment advisory agreement, dated as of January 23, 2023 (the “Investment Advisory Agreement”), with Oaktree Fund Advisors, LLC, a Delaware limited liability company (the “Adviser”), registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (the “Advisers Act”).

The Company has entered into an administration agreement, dated as of September 30, 2019 (the “Administration Agreement”), with Oaktree Fund Administration, LLC, a Delaware limited liability company (the “Administrator”).

This Underwriting Agreement (this “Agreement”), the Indenture, the Securities, the Investment Advisory Agreement and the Administration Agreement are hereinafter called, collectively, the “Transaction Documents.”

The Company has filed with the Commission an “automatic shelf registration statement” on Form N-2 (File No. 333-269628), including the related base prospectus, covering the registration of the Securities under the Securities Act of 1933, as amended (the “Act”), and the offer and sale thereof from time to time in accordance with Rule 415 under the Act. Such registration statement became effective immediately upon its filing with the Commission on February 7, 2023. Except where the context otherwise requires, such registration statement, as amended, including all exhibits thereto and all documents incorporated by reference therein, and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424 under the Act in accordance with Section 6(A)(a) hereof and deemed by virtue of Rule 430B under the Act to be part of the Registration Statement at the time it was declared effective or hereafter becomes effective, are hereinafter collectively called the “Registration Statement.” The base prospectus in the form included in the Registration Statement filed with the Commission on February 7, 2023, including all documents incorporated by reference therein, is hereinafter called the “Base Prospectus”. The Base Prospectus and the preliminary prospectus supplement, dated August 8, 2023, that was used prior to the execution and delivery of this Agreement and filed with the Commission pursuant to Rule 424 under the Act relating to the Securities are hereinafter collectively called the “Preliminary Prospectus.” The Preliminary Prospectus, together with the information included on Schedule III hereto, filed with the Commission in accordance with Rule 424 under the Act on August 8, 2023 is hereinafter called the “Pricing Prospectus”; and the Base Prospectus and the form of final prospectus relating to the Securities to be filed with the Commission pursuant to Rule 424 under the Act in accordance with Section 6(A)(a) hereof are hereinafter collectively called the “Prospectus.”

All references in this Agreement to financial statements and schedules and other information which is “included” or “stated” in the Registration Statement, the Preliminary Prospectus or the Prospectus (each as defined below) (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise part of or included in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus, including those made pursuant to Rule 424 under the Act, or such other rule under the Act as may be applicable to the Company, shall be deemed to mean and include, without limitation, the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is incorporated by reference in or otherwise part of or included in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be, as of any specified date.

1. The Company represents and warrants to and agrees with each of the Underwriters, and the Adviser and the Administrator, jointly and severally, represent and warrant to and agree with each of the Underwriters, that:

(a) The Company is eligible to use Form N-2; the Registration Statement (as previously stated above) and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, have become effective under the Act in such form; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued, no proceeding for that purpose has been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement has been received by the Company;

(b) The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and, without the prior written consent of the Representatives, will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities and which the parties agree, for purposes of this Agreement, includes (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act, (ii) any “advertisement” as defined in Rule 482 under the Act or (iii) any advertising, sales literature, press releases or other promotional material (including “prospectus wrappers,” “broker kits,” “road show scripts” and “electronic road show presentations”) authorized in writing by or prepared by the Company to be used in connection with the public offering of the Securities and approved for use by the Representatives (each, an “Additional Disclosure Item”); any Additional Disclosure Item the use of which has been consented to by the Representatives is listed on Schedule II hereto;

(c) The Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Investment Company Act and the rules and regulations of the Commission thereunder and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Content (as hereinafter defined);

(d) For the purposes of this Agreement, the “Applicable Time” is 2:00 pm (Eastern time) on August 8, 2023. The Pricing Prospectus, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Additional Disclosure Item, if any, listed on Schedule II hereto does not and will not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, has been or will be (within the time period specified in Rule 424, Rule 433 and/or Rule 497) filed in accordance with the Act to the extent required thereby, and each such Additional Disclosure Item, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date set forth on its cover and the Time of Delivery (as defined below), the Prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Content;

(e) The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will conform, in all material respects to the requirements of the Act and the Investment Company Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and any amendment or supplement thereto, at the Applicable Time and at the Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Content; and there are no contracts or agreements that are required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus, or to be filed as an exhibit to the Registration Statement that have not been so described and filed as required;

(f) The documents incorporated by reference in each of the Registration Statement, the Preliminary Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(g) None of the consolidated subsidiaries of the Company listed on Exhibit A hereto (each, a “Subsidiary” and collectively, the “Subsidiaries”) nor the Company has sustained (i) since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, (ii) since the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any material adverse change, or any development involving or entry into a transaction or agreement that would result in a material adverse change, or reasonably be expected to result in a material adverse change, in or affecting the business, general affairs, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its Subsidiaries, taken as a whole, or the Company’s obligations under this Agreement (any such change or development is hereinafter referred to as a “Material Adverse Change”), otherwise than as set forth in the Pricing Prospectus; and the Company has no subsidiaries that constitute “significant subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X);

(h) The Company owns or leases or has access to all properties and assets as are necessary to the conduct of its operations as presently conducted;

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, Pricing Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each Subsidiary has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, Pricing Prospectus and the

Prospectus, and has been duly qualified as a foreign corporation or entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(j) The Company has an authorized, issued and outstanding capitalization as set forth in the Pricing Prospectus under the caption “Capitalization” and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description thereof contained in the Pricing Prospectus and the Prospectus. All of the issued equity capital of each Subsidiary has been duly and validly authorized and issued, is fully paid and non-assessable and, except as described in the Pricing Prospectus, is owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party;

(k) The Securities to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when duly executed, authenticated, issued and delivered as provided in the Indenture against payment therefor as provided herein, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law) (collectively, the “Enforceability Exceptions”), and will be entitled to the benefits of the Indenture. The Securities will conform in all material respects to the description of the Securities contained in the Pricing Prospectus and the Prospectus, and the offer and sale of the Securities as contemplated hereby has been approved by all necessary corporate action;

(l) This Agreement has been duly authorized, executed and delivered by the Company; each of the Investment Advisory Agreement and the Administration Agreement have been duly authorized, executed and delivered by the Company and each constitutes a valid, binding and enforceable agreement of the Company, subject, as to enforcement, to the Enforceability Exceptions; and the Investment Advisory Agreement has been approved by the Company’s board of directors and stockholders in accordance with Section 15 of the Investment Company Act, contains the applicable provisions required by Section 205 of the Advisers Act and Section 15 of the Investment Company Act and otherwise complies in all material respects with the requirements of the Advisers Act and the Investment Company Act;

(m) The Base Indenture has been duly authorized, executed and delivered and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. The Supplemental Indenture has been duly authorized and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. The Indenture conforms in all material respects to the requirements of the Trust Indenture Act, and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder. The Indenture conforms in all material respects to the description thereof contained in the Pricing Prospectus and the Prospectus;

(n) None of the execution, delivery and performance of this Agreement, the Indenture, the Securities, the issuance and sale of the Securities or the consummation of the transactions contemplated hereby and thereby, will (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its Subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the

Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, or (ii) result in any violation of the provisions of the Restated Certificate of Incorporation (as corrected and amended, the “Restated Certificate of Incorporation”) or the Fourth Amended and Restated Bylaws (the “Bylaws”) of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties except, with respect to clause (i), to the extent that any such conflict, breach or violation would not, individually or in the aggregate, result in a Material Adverse Change or materially adversely affect consummation of the transactions contemplated hereunder; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery or performance of any of the Transaction Documents, or the consummation of the transactions contemplated hereby and thereby, except the registration under the Act of the Securities, such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Underwriters and such consents, approvals, authorization, registrations or qualifications which have been obtained or effected;

(o) Neither the Company nor any of its Subsidiaries is (i) in violation of its Restated Certificate of Incorporation, Bylaws or any other organizational documents or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (ii), for such defaults that would not result in a Material Adverse Change;

(p) The statements set forth in the Pricing Prospectus and the Prospectus under the captions “Description of the Notes” and “Description of Our Debt Securities,” insofar as they purport to constitute a summary of the terms of the Securities and the Indenture, and under the captions “Material U.S. Federal Income Tax Considerations” and “Plan of Distribution”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(q) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Pricing Prospectus and the Prospectus, will not be required to register as an investment company under the Investment Company Act;

(r) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings or regulatory actions, claims, suits, proceedings or, to the Company’s knowledge, investigations or inquiries (“Actions”) pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate result in a Material Adverse Change or materially adversely affect the ability of the Company to consummate the transactions contemplated hereunder; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and (i) there are no current or pending Actions that are required under the Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus;

(s) The Company has duly elected to be regulated by the Commission as a BDC under the Investment Company Act; no order of suspension or revocation has been issued or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission; and such election has not been withdrawn. The provisions of the Restated Certificate of Incorporation and Bylaws and compliance by the Company with the investment objective, policies and restrictions described in the Pricing Prospectus and the Prospectus will not conflict with the provisions of the Investment Company Act applicable to the Company;

(t) Ernst & Young LLP, who have certified certain financial statements of the Company, are independent public accountants of the Company as required by the Act and the rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board (United States);

(u) The financial statements included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, changes in net assets, cash flows and financial highlights of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved. The selected financial data included in the Registration Statement, the Pricing Prospectus and the Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act and present fairly the information shown therein and was compiled on a basis consistent with that of the financial statements included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus;

(v) The Company maintains a system of internal accounting and other controls that complies with the requirements of the Exchange Act and has been designed by or under the supervision of its principal executive and principal financial officers, or persons performing similar functions, and that is sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization and with the investment objectives, policies and restrictions of the Company and the applicable requirements of the Investment Company Act and the Code (as defined below); (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets and to maintain material compliance with the books and records requirements under the Investment Company Act; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Pricing Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness (whether or not remediated) in the Company’s internal control over financial reporting (as such term is defined in Rule 13a-15 and 15d-15 of the Exchange Act) and (2) no change in the Company’s internal control over financial reporting that has materially negatively affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(w) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures comply with the requirements of the Exchange Act and have been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that material information relating to the Company, including material information pertaining to the Company’s operations and assets managed by the Adviser, is made known to the Company’s Chief Financial Officer by others within the Company and the Adviser, and such disclosure controls and procedures are effective to perform the functions for which they were established; and the Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act;

(x) Except as disclosed in the Pricing Prospectus, there are no agreements requiring the registration under the Act of the Company’s capital stock;

(y) The Company owns, or has obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights, trade secrets and other proprietary information described in the Pricing Prospectus and the Prospectus which are necessary for the conduct of its businesses (collectively, the “Intellectual Property”), except where the failure to own, license or have such rights would not, individually or in the aggregate, result in a Material Adverse Change;

(z) Neither the Company nor any Subsidiary has received any written notice of any claim relating to Intellectual Property; and to the knowledge of the Company, the Intellectual Property of the Company and each of the Subsidiaries is not being infringed, misappropriated or otherwise violated by any person;

(aa) The Company maintains insurance covering its properties, operations, personnel and businesses, including business interruption insurance, as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company, the Subsidiaries and their respective businesses; all such insurance is fully in force and neither the Company nor any of the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business;

(bb) Other than excepted activity pursuant to Regulation M, neither the Company nor, to the Company’s knowledge, any of its respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Securities;

(cc) All of the information provided to the Underwriters or to counsel for the Underwriters by the Company and, to the knowledge of the Company, its officers and directors in connection with letters, filings or other supplemental information provided to the FINRA (as defined below) pursuant to FINRA Conduct Rules 5110 or 5121 is true, complete and correct in all material respects; and, to the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or securityholders, except as set forth in the Registration Statement and the Pricing Prospectus or disclosed by the Company in writing to the Underwriters;

(dd) Except as disclosed in the Pricing Prospectus, no person is serving or acting as an officer, director or investment adviser of the Company except in accordance with the provisions of the Investment Company Act and the Advisers Act;

(ee) The operations of the Company are in compliance in all material respects with the provisions of the Investment Company Act applicable to a BDC and the rules and regulations of the Commission thereunder;

(ff) The Company has not distributed any offering material in connection with the offering or sale of the Securities other than the Registration Statement, the Pricing Prospectus, the Prospectus or any Additional Disclosure Item;

(gg) None of the persons identified as “independent directors” in the Registration Statement or the Pricing Prospectus is an “interested person” as that term is defined in Section 2(a)(19) of the Investment Company Act;

(hh) Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, no relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers or stockholders of the Company, on the other hand, that is required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus, which is not so described;

(ii) The Company is currently organized and operates in compliance in all material respects with the requirements to be taxed as, and has duly elected to be taxed as (which election has not been revoked), a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The Company intends to direct the investment of the net proceeds of the offering of the Securities and to continue to conduct its activities in such a manner as to continue to comply with the requirements for qualification as a RIC under Subchapter M of the Code.

(jj) Each of the Company and its Subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not result in a Material Adverse Change) and have paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which appropriate reserves have been included on the books and records of the Company or as would not result in a Material Adverse Change; and there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of the Subsidiaries or any of their respective properties or assets;

(kk) The Company (i) has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the Investment Company Act) by the Company and its Subsidiaries and (ii) is conducting its business in compliance with all laws, rules, regulations, decisions, directives and orders, except for such failure to comply which would not, either individually or in the aggregate, reasonably be expected to, result in a Material Adverse Change;

(ll) Neither the Company, the Subsidiaries nor any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of the Subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in or that has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; and the Company has instituted, maintains and enforces policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws;

(mm) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its Subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(nn) Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries or any person or entity to whom the Company or any of its Subsidiaries has made loans, is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation the Crimea Region and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use any of the proceeds received by the Company from the sale of Securities contemplated by this Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person or entity that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. Since October 17, 2017, the Company and the Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country;

(oo) The Company and the Subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) and personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”) and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Change;

(pp) The Company and, to its knowledge, its directors and officers (in such capacity) are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the Commission’s published rules promulgated thereunder;

(qq) The Company is not an ineligible issuer as defined under the Act at the times specified in the Act in connection with the offering of the Securities; and

(rr) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act, if any, (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Act, and

(iv) as of the date hereof, the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Act, that automatically became effective not more than three years prior to the date hereof; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Act objecting to use of the automatic shelf registration statement form, and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.

2. (a)    The Adviser represents and warrants to the Underwriters that:

(i) Since the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the execution of this Agreement), (A) the Adviser has not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and (B) there has not been any material adverse change, or any development involving or entry into a transaction or agreement that would result in a prospective material adverse change, in or affecting the general affairs, management, financial position, members’ equity or results of operations of the Adviser (any such change or development is hereinafter referred to as an “Adviser Material Adverse Change”), otherwise than as set forth or contemplated in the Pricing Prospectus;

(ii) The Adviser has been duly formed and is validly existing as a limited liability company and is in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(iii) The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Advisory Agreement for the Company as contemplated by the Pricing Prospectus;

(iv) This Agreement and the Investment Advisory Agreement have each been duly authorized, executed and delivered by the Adviser and constitute valid, binding and enforceable agreements of the Adviser, subject, as to enforcement, to the Enforceability Exceptions;

(v) None of the execution, delivery and performance of this Agreement or the Investment Advisory Agreement, or the consummation of transactions contemplated hereby and thereby, will (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Adviser pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Adviser or any of its subsidiaries is a party or by which the Adviser or any of its subsidiaries is bound or to which any of the property or assets of the Adviser or any of its subsidiaries is subject, or (ii) result in any violation of the provisions of the limited liability company agreement of the Adviser or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Adviser or any of its subsidiaries or any of its properties except, with respect to clause (i), to the extent that any such conflict, breach or violation would not, individually or in the aggregate, result in an Adviser Material Adverse Change or materially adversely affect consummation of the transactions contemplated hereunder;

and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery or performance of any of this Agreement or the Investment Advisory Agreement, or the consummation of the transactions contemplated hereby and thereby by the Adviser, including the conduct of its business, except such as have been obtained under the Act, the Investment Company Act and the Advisers Act;

(vi) There are no legal or governmental proceedings or regulatory actions, claims, suits, proceedings or, to the Adviser’s knowledge, investigations or inquiries pending to which the Adviser is a party or of which any of its property is the subject which, if determined adversely to the Adviser would individually or in the aggregate materially adversely affect the Adviser’s ability to properly render services to the Company or result in an Adviser Material Adverse Change or materially adversely affect the ability of the Adviser to consummate the transactions contemplated hereunder and, to the best of its knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(vii) The Adviser is not in violation of its limited liability company agreement or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such defaults that would not result in an Adviser Material Adverse Change;

(viii) The Adviser possesses all licenses, certificates, permits and other authorizations issued by appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and has not received any notice of proceeding relating to the revocation or modification of any such license, certificate, permit or authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have an Adviser Material Adverse Change;

(ix) The descriptions of the Adviser and its principals and business, and the statements attributable to the Adviser, in the Registration Statement, the Pricing Prospectus and the Prospectus do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(x) The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Pricing Prospectus and under this Agreement and the Investment Advisory Agreement; the Adviser owns, leases or has access to all properties and other assets that are necessary to the conduct of its business and to perform the services, as described in the Registration Statement, the Pricing Prospectus and the Prospectus;

(xi) The Adviser is not aware that (i) any of its executives, key employees or significant group of employees plans to terminate employment with the Adviser or (ii) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Adviser;

(xii) The Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization; and (ii) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization;

(xiii) The Adviser has not taken, nor will the Adviser take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and the Adviser is not aware of any such action being taken by any affiliates of the Adviser;

(xiv) The Adviser maintains insurance covering its properties, operations, personnel and businesses as it deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Adviser and its businesses; all such insurance is fully in force and effect;

(xv) Neither the Adviser nor any of its subsidiaries, nor, to the knowledge of the Adviser, any director, officer, agent, employee, affiliate or other person acting on behalf of the Adviser or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA;

(xvi) The operations of the Adviser and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Anti-Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Adviser, threatened;

(xvii) Neither the Adviser nor any of its subsidiaries nor, to the knowledge of the Adviser, any director, officer, agent, employee, affiliate or person acting on behalf of the Adviser or any of its subsidiaries is currently subject to any U.S. sanctions administered by the OFAC; and the Adviser will not cause the Company to use any of the proceeds received by the Company from the sale of Securities contemplated by this Agreement, or cause the Company to lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC; and

(xviii) The IT Systems of the Adviser and of its affiliates to which the Adviser has access are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Adviser as currently conducted and, to the Adviser’s knowledge, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have an Adviser Material Adverse Change. The Adviser has implemented and maintained commercially reasonable controls, policies, procedures and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all material IT Systems and data (including all Personal Data) used in connection with its business, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have an Adviser Material Adverse Change. The Adviser is presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have an Adviser Material Adverse Change.

(b) The Administrator represents and warrants to the Underwriters that:

(i) Since the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the execution of this Agreement), (A) the Administrator has not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and (B) there has not been any material adverse change, or any development involving or entry into a transaction or agreement that would result in a prospective material adverse change, in or affecting the general affairs, management, financial position, members’ equity or results of operations of the Administrator (any such change or development is hereinafter referred to as an “Administrator Material Adverse Change”), otherwise than as set forth or contemplated in the Pricing Prospectus;

(ii) The Administrator has been duly formed and is validly existing as a limited liability company and is in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(iii) This Agreement and the Administration Agreement have each been duly authorized, executed and delivered by the Administrator and constitute valid, binding and enforceable agreements of the Administrator, subject, as to enforcement, to the Enforceability Exceptions;

(iv) None of the execution, delivery and performance of this Agreement or the Administration Agreement, or the consummation of transactions contemplated hereby and thereby, will (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Administrator or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Administrator or any of its subsidiaries is a party or by which the Administrator or any of its subsidiaries is bound or to which any of the property or assets of the Administrator or any of its subsidiaries is subject, or (ii) result in any violation of the provisions of the organizational documents of the Administrator or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Administrator or any of its subsidiaries or any of its properties except, with respect to clause (i), to the extent that any such conflict, breach or violation would not, individually or in the aggregate, result in an Administrator Material Adverse Change or materially adversely affect consummation of the transactions contemplated hereunder; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery or performance of any of this Agreement or the Administration Agreement, or the consummation of the transactions contemplated hereby and thereby by the Administrator, including the conduct of its business, except such as have been obtained;

(v) There are no legal or governmental proceedings or regulatory actions, claims, suits, proceedings or, to the Adviser’s knowledge, investigations or inquiries pending to which the Administrator is a party or of which any of its property is the subject which, if determined adversely to the Administrator would individually or in the aggregate result in an Administrator Material Adverse Change or materially adversely affect the ability of the Administrator to consummate the transactions contemplated hereunder and, to the best of its knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(vi) The Administrator is not in violation of its limited liability company agreement or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such defaults that would not result in an Administrator Material Adverse Change;

(vii) The Administrator possesses all licenses, certificates, permits and other authorizations issued by appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and has not received any notice of proceeding relating to the revocation or modification of any such license, certificate, permit or authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have an Administrator Material Adverse Change;

(viii) The descriptions of the Administrator and its principals and business, and the statements attributable to the Administrator, in the Registration Statement, the Pricing Prospectus and the Prospectus, if any, do not and will not contain an untrue statement of a material fact or omit to state a material fact necessary required to be stated therein or necessary to make the statements therein not misleading;

(ix) The Administrator has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Pricing Prospectus and under this Agreement and the Administration Agreement; the Administrator owns, leases or has access to all properties and other assets that are necessary to the conduct of its business and to perform the services, as described in the Registration Statement, the Pricing Prospectus and the Prospectus;

(x) The Administrator is not aware that (i) any of its executives, key employees or significant group of employees plans to terminate employment with the Administrator or (ii) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Administrator;

(xi) The Administrator maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions for which it has bookkeeping and record keeping responsibility for under the Administration Agreement are recorded as necessary to permit preparation of the Company’s financial statements in conformity with generally accepted accounting principles and to maintain accountability for the Company’s assets and (ii) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(xii) The Administrator has not taken, nor will the Administrator take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and the Administrator is not aware of any such action being taken by any affiliates of the Administrator;

(xiii) The Administrator maintains insurance covering its properties, operations, personnel and businesses as it deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Administrator and its businesses; all such insurance is in full force and effect;

(xiv) The operations of the Administrator and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Anti-Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Administrator or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Administrator, threatened;

(xv) Neither the Administrator nor any of its subsidiaries nor, to the knowledge of the Administrator, any director, officer, agent, employee, affiliate or person acting on behalf of the Administrator or any of its subsidiaries is currently subject to any U.S. sanctions administered by the OFAC; and

(xvi) The Administrator’s use of the IT Systems to which it has access to in connection with the operation of the business of the Administrator is in compliance in all material respects with the controls, policies, procedures and safeguards related to the IT Systems and the Administrator maintains and protects material confidential information and the integrity, continuous operation, redundancy and security of all material IT Systems and data (including all Personal Data) used in connection with its business. The Administrator is presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have an Administrator Material Adverse Change.

3. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.837% of the applicable aggregate principal amount, the aggregate principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

4. Upon the authorization by you of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

5. (a)    The Securities to be purchased by each Underwriter hereunder, in one or more global securities in book-entry form, which will be deposited by or on behalf of the Company with DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance. The Company will cause the global securities representing the Securities to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Securities, 10:00 a.m., New York City time, on August 15, 2023 or such other time and date as the Representatives and the Company may agree upon in writing, or such other time and date as the Representatives and the Company may agree upon in writing (the “Time of Delivery”).

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Securities and any additional documents requested by the Underwriters, will be delivered c/o Dechert LLP at 1900 K Street NW, Washington, DC 20006, and the Securities will be delivered at the Designated Office, all at the Time of Delivery.

6. (A) The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424 under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Base Prospectus, the Preliminary Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Base Prospectus, the Preliminary Prospectus or the Prospectus has been filed and to furnish you with copies thereof; to furnish you and counsel for the Underwriters a copy of any proposed Additional Disclosure Item for review and not make, prepare, use, authorize, approve, refer to or file any such Additional Disclosure Item to which you reasonably object; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Base Prospectus or any Preliminary Prospectus or other prospectus in respect of the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Base Prospectus, the Preliminary Prospectus or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Base Prospectus or any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities or blue sky laws of such states and other jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) Prior to 5:00 p.m., New York City time, on the second business day succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act and the Investment Company Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to the Company’s securityholders as soon as practicable, but in any event not later than 16 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) During a period of five years from the effective date of the Registration Statement and only to the extent not otherwise available on the Commission’s EDGAR system, to furnish to you copies of all reports or other communications (financial or other) furnished to securityholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its securityholders generally or to the Commission);

(f) To assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC;

(g) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(h) Through the Time of Delivery, the Company shall not, and shall cause its consolidated subsidiaries not to, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any debt securities issued or guaranteed by the Company or any securities convertible into or exchangeable or exercisable for debt securities issued or guaranteed by the Company or file or cause to be declared effective a registration statement under the Act with respect to any of the foregoing, without the prior written consent of the Representatives, which may not be unreasonably withheld. The foregoing sentence shall not apply to the registration of the Securities and the sales to the Underwriters pursuant to this Agreement;

(i) To use its best efforts to maintain in effect its qualification and election to be treated as a RIC under Subchapter M of the Code for each taxable year during which it is a BDC under the Investment Company Act;

(j) The Company, during a period of two years from the effective date of the Registration Statement, will use its best efforts to maintain its status as a BDC; provided, however, the Company may change the nature of its business so as to cease to be, or to withdraw its election as, a BDC, with the approval of the board of directors and a vote of stockholders as required by Section 58 of the Investment Company Act or any successor provision;

(k) To not take, and to cause its affiliates to refrain from taking, directly or indirectly, any action designed, to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities; and

(l) The Company will comply with the Act, the Exchange Act and the Investment Company Act, and the rules and regulations thereunder, so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Prospectus;

(B) The Company certifies that (i) it is not a “legal entity customer” subject to beneficial ownership requirements under 31 C.F.R. §1010.230; or (ii) it is a “legal entity customer” and has delivered to the Representatives, on or prior to the date of execution of this Agreement, such beneficial ownership certifications and information as the Representatives may have requested, together with copies of identifying documentation, and the Company undertakes to provide such additional information and supporting documentation as the Representatives may reasonably request in connection with the verification of the foregoing certification.

(C) The Adviser agrees with each of the Underwriters not to take, and to cause its affiliates to refrain from taking, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

7. Whether or not the transactions contemplated by the Agreement are consummated or this Agreement is terminated, the Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in connection therewith, (ii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Base Prospectus, the Preliminary Prospectus, and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (iii)the cost of printing or producing any Agreement among Underwriters, this Agreement, any blue sky memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iv) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 6(A)(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any blue sky survey; (v) all fees and expenses in connection with listing the Securities on the Nasdaq Global Select Market (“Nasdaq”); (vi) any fees charged by rating agencies for rating the Securities; (vii) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with any required review by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of the sale of the Securities (such filing fees and reasonable fees and disbursements of counsel for the Underwriters in an amount not to exceed $10,000); (viii) the cost of preparing the Securities; (ix) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (x) the expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; (xi) “road show” expenses of the Company (including but not limited to travel and accommodations), and (xii) all other costs and expenses incident to the performance by the Company, the Adviser and the Administrator of their obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the Securities to be delivered at the Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company, the Adviser and the Administrator herein are, at and as of the Time of Delivery, true and correct, the condition that the Company, the Adviser and the Administrator shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424 under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(A)(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; the Registration Statement shall be effective and no stop order suspending or preventing the use of the Base Prospectus, the Preliminary Prospectus or the Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Dechert LLP, counsel for the Underwriters, shall have furnished to the Representatives such written opinion or opinions and 10b-5 letter, dated the Time of Delivery, in form and substance reasonably satisfactory to the Representatives and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters;

(c) Kirkland & Ellis LLP, counsel for the Company, the Adviser and the Administrator shall have furnished to you their written opinion and negative assurances letter, dated the Time of Delivery, in form and substance reasonably satisfactory to you;

(d) At the time of the execution of this Agreement, Ernst & Young LLP shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus;

(e) At the Time of Delivery, the Representatives shall have received from Ernst & Young LLP a letter, dated as of the Time of Delivery, to the effect that they reaffirm the statements made in the letter furnished pursuant to paragraph (d) of this Section, except that the specified data referred to shall not be more than three (3) business days prior to the Time of Delivery;

(f) (i) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving or entry into a transaction or agreement that would result in a prospective change, in or affecting the business, properties, general affairs, management, financial position, stockholders’ equity, results of operations or business prospects of the Company and its Subsidiaries or the Company’s obligations under this Agreement, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in this Agreement and the Prospectus;

(g) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on Nasdaq; (ii) a suspension or material limitation in trading in the Company’s securities on Nasdaq; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h) The Company shall have complied with the provisions of Section 6(A)(c) hereof with respect to the furnishing of prospectuses on the business day next succeeding the date of this Agreement;

(i) The Company, the Adviser and the Administrator shall have furnished or caused to be furnished to you at such Time of Delivery documents and certificates of their respective officers satisfactory to you (i) as to the accuracy of the representations and warranties of the Company, the Adviser and the Administrator herein at and as of such Time of Delivery, (ii) as to the performance by the Company, the Adviser and the Administrator of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, (iii) as to the matters set forth in subsections (a) and (f) of this Section and (iv) as to such other matters as you may reasonably request;

(j) The Company shall continue to be regulated as a BDC under the Investment Company Act;

(k) The Securities shall be eligible for clearance and settlement through DTC;

(l) There shall not have been any decrease in the rating of any debt or preferred stock of the Company or any Subsidiary by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, and no such organization shall have publicly announced it has under surveillance or review any such rating; and

(m) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Time of Delivery, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Time of Delivery, prevent the issuance or sale of the Securities.

9. (a) The Company will indemnify and hold harmless each Underwriter and its directors, officers and selling agents, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (a “Control Person”) and each affiliate of any Underwriter within the meaning of Rule 405 under the Act (an “Affiliate”) from and against any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter, Control Person or Affiliate may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Additional Disclosure Item, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter, Control Person or Affiliate for any legal or other expenses reasonably incurred by such Underwriter, Control Person or Affiliate in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Additional Disclosure Item in reliance upon and in strict conformity with the Underwriter Content.

(b) The Adviser and the Administrator, severally and not jointly, will indemnify and hold harmless each Underwriter, each Control Person and each Affiliate from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, Control Person or Affiliate may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Pricing

Prospectus or the Prospectus, or any amendment or supplement thereto, or any Additional Disclosure Item, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter, Control Person or Affiliate for any legal or other expenses reasonably incurred by such Underwriter, Control Person or Affiliate in connection with investigating or defending any such action or claim as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Additional Disclosure Item, in reliance upon and in conformity with written information furnished to the Company by the Adviser (in the case of the Adviser) or the Administrator (in the case of the Administrator), respectively.

(c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, the Adviser and the Administrator against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Additional Disclosure Item, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Additional Disclosure Item, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company, the Adviser and the Administrator for any legal or other expenses reasonably incurred by the Company, the Advisor and the Administrator in connection with investigating or defending any such action or claim as such expenses are incurred; it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Preliminary Prospectus furnished on behalf of each Underwriter (collectively, the “Underwriter Content”): under the caption “Underwriting,” the legal names of the Underwriters, the concession amounts appearing in the second paragraph under the subheading “Commission and Discounts” and the information regarding stabilizing transactions contained under the subheading “Price Stabilization, Short Positions.”

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under Section 9(a), (b) or (c) for any legal or other expenses subsequently incurred by such indemnified party (other than reasonable costs of investigation) in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives, representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Adviser and the Administrator on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Adviser and the Administrator on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, the Adviser and the Administrator on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discount received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Adviser or the Administrator on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Adviser and the Administrator and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the Company, the Adviser and the Administrator under this Section 9 shall be in addition to any liability which the Company, the Adviser and the Administrator may otherwise have and shall extend, upon the same terms and conditions, to each director, officer and selling agent of the Underwriters, each person, if any, who controls any Underwriter within the meaning of the Act and each affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and the Adviser and to each person, if any, who controls the Company, the Adviser and the Administrator within the meaning of the Act. No party shall be entitled to indemnification under this Section 9 if such indemnification of such party would violate Section 17(i) of the Investment Company Act.

10. (a)    If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at a Time of Delivery and if the aggregate principal amount of Securities which all Underwriters so defaulting shall have agreed but failed to purchase does not exceed one-tenth of the aggregate principal amount of all Securities to be purchased at the Time of Delivery, the non-defaulting Underwriters shall purchase (in addition to the aggregate principal amount of Securities they are obligated to purchase pursuant to Section 3 hereof) the aggregate principal amount of Securities agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Securities shall be purchased by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Securities shall be purchased by all non-defaulting Underwriters pro rata in proportion to the aggregate principal amount of Securities set opposite the names of such non-defaulting Underwriters in Schedule I.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Securities hereunder unless all of the Securities are purchased by the Underwriters (or by substituted underwriters selected by you with the approval of the Company or selected by the Company with your approval). If a new underwriter or underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the Time of Delivery for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been an Underwriter in Schedule I.

(b) If the aggregate principal amount of Securities which all Underwriters so defaulting shall have agreed but failed to purchase exceeds one-tenth of the aggregate principal amount of all Securities to be purchased at the Time of Delivery, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day-period stated above for the purchase of all the Securities which the defaulting Underwriter or Underwriters agreed to purchase hereunder, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Adviser, the Administrator and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company, the Adviser and the Administrator shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or overnight mail to you as the Representatives to BofA Securities, Inc., 114 W 47th St., NY8-114-07-01, New York, New York 10036, Fax: (646) 855-5958, Attention: High Grade Transaction Management/Legal; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Tel: (212) 834-4533, Fax: (212) 834-6081, Attention: Investment Grade Syndicate Desk; RBC Capital Markets, LLC at Brookfield Place, 200 Vesey Street, 8th Floor, New York, New York 10281, Tel: (212) 618-7706, TMGUS@rbccm.com, Attention: DCM Transaction Management/Scott Primrose; and SMBC Nikko Securities America, Inc., 277 Park Avenue, New York, New York 10172, Attention: Debt Capital Markets, with a copy to Dechert LLP, 1900 K Street NW, Washington, DC 20006, Attention: Matthew Carter and if to the Company shall be delivered or sent by mail or overnight mail to the Company at 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071, Attention: Secretary, with a copy to Kirkland & Ellis LLP at 1301 Pennsylvania Avenue NW, Washington, DC 20004, Attention: William J. Tuttle, P.C.

Any such statements, requests, notices or agreements shall take effect upon receipt thereof. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14. Any action by the Underwriters hereunder may be taken by BofA Securities, Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC or SMBC Nikko Securities America, Inc. on behalf of the Underwriters, and any such action taken by BofA Securities, Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC or SMBC Nikko Securities America, Inc. shall be binding upon the Underwriters.

15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Adviser and the Administrator and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and, to the extent provided in Section 9 hereof, the affiliates of each Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the New York Stock Exchange is open for business and the term “affiliate” has the meaning set forth in Rule 405 under the Act.

17. Each of the Company, the Adviser and the Administrator hereby acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, the Adviser and the Administrator on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company, the Adviser or the Administrator with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company, the Adviser or the Administrator except the obligations expressly set forth in this Agreement and (iv) each of the Company, the Adviser or the Administrator has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Company, the Adviser and the Administrator agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, the Adviser and the Administrator in connection with such transaction or the process leading thereto.

18. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Adviser and the Administrator on the one hand and the Underwriters on the other, or any of them, with respect to the subject matter hereof.

19. THIS AGREEMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE RELATING TO OR ARISING OUT OF THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

20. THE COMPANY, THE ADVISER, THE ADMINISTRATOR AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

21. THIS AGREEMENT MAY BE EXECUTED BY ANYONE OR MORE OF THE PARTIES HERETO IN ANY NUMBER OF COUNTERPARTS, EACH OF WHICH SHALL BE DEEMED TO BE AN ORIGINAL, BUT ALL SUCH COUNTERPARTS SHALL TOGETHER CONSTITUTE ONE AND THE SAME INSTRUMENT. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

22. Except as set forth below, no claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (a “Claim”) may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company, the Adviser and the Administrator each consents to the jurisdiction of such courts and personal service with respect thereto. The Company, the Adviser and the Administrator each hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Adviser and the Administrator (each on its behalf and, to the extent permitted by applicable law, its members and affiliates) each waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company, the Adviser and the Administrator each agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon each of the Company, the Adviser and the Administrator and may be enforced in any other courts to the jurisdiction of which any of the Company, the Adviser and the Administrator each is or may be subject, by suit upon such judgment.

23. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 23:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

  (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

 (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

24. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this Agreement and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company, the Adviser and the Administrator. It is understood that your acceptance of this Agreement on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

[Signature pages to follow]

Very truly yours,

OAKTREE SPECIALTY LENDING CORPORATION

By:	/s/ Mary Gallegly
Name:	Mary Gallegly
Title:	Secretary

OAKTREE FUND ADVISORS, LLC

By:	Oaktree Capital II, L.P.
Its:	Managing Member

By:	/s/ Mary Gallegly
Name:	Mary Gallegly
Title:	Authorized Signatory

By:	/s/ Matthew Stewart
Name:	Matthew Stewart
Title:	Authorized Signatory

OAKTREE FUND ADMINISTRATION, LLC

By:	Oaktree Capital Management, L.P.
Its:	Managing Member

By:	/s/ Mary Gallegly
Name:	Mary Gallegly
Title:	Managing Director

By:	/s/ Matthew Stewart
Name:	Matthew Stewart
Title:	Managing Director

[Signature Page to the Underwriting Agreement]

Accepted as of the date hereof:

BofA SECURITIES, INC.

By:	/s/ Sandeep Chawla
Name:	Sandeep Chawla
Title:	Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Name:	Stephen L. Sheiner
Title:	Executive Director

RBC CAPITAL MARKETS, LLC

By:	/s/ Saurabh Monga
Name:	Saurabh Monga
Title:	Managing Director

SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Thomas Bausano
Name:	Thomas Bausano
Title:	Managing Director

On behalf of themselves and each of the other Several Underwriters listed in Schedule I hereto

[Signature Page to the Underwriting Agreement]

SCHEDULE I

Underwriter	Aggregate Principal Amount of Securities to be Purchased
BofA Securities, Inc.	$52,500,000
RBC Capital Markets, LLC	$34,500,000
J.P. Morgan Securities LLC	$30,000,000
SMBC Nikko Securities America, Inc.	$30,000,000
ING Financial Markets LLC	$18,000,000
BNP Paribas Securities Corp.	$13,500,000
CIBC World Markets Corp.	$13,500,000
Citigroup Global Markets Inc.	$13,500,000
Keefe, Bruyette & Woods, Inc.	$10,200,000
Barclays Capital Inc.	$9,000,000
Deutsche Bank Securities Inc.	$9,000,000
Goldman Sachs & Co. LLC	$9,000,000
Morgan Stanley & Co. LLC	$9,000,000
Wells Fargo Securities, LLC	$9,000,000
CIT Capital Securities LLC	$6,300,000
B. Riley Securities, Inc.	$5,700,000
Citizens JMP Securities, LLC	$5,700,000
Hovde Group, LLC	$5,700,000
Jefferies LLC	$5,700,000
Oppenheimer & Co., Inc.	$5,700,000
R. Seelaus & Co., LLC	$4,500,000

Total	$300,000,000

SCHEDULE II

1.	The Pricing Term Sheet, dated August 8, 2023, containing the terms of the Securities, substantially in the form of Schedule III, filed with the Commission on August 8, 2023 (the “Pricing Term Sheet”).

SCHEDULE III

See attached.

EXHIBIT A

1.	OSI 2 Senior Lending SPV, LLC